USF&G Corporation
Exhibit 23 - Consent of Independent Auditors





USF&G Corporation

We consent to the incorporation by reference in this Annual Report (Form 10-K) of USF&G Corporation of our report dated February 24, 1995, included in the 1994 Annual Report to Shareholders of USF&G Corporation.

Our audit also included the financial statement schedules of USF&G Corporation listed in Item 14 (a). These schedules are the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth herein.

We also consent to the incorporation by reference in the Registration Statements Number 33-20449, 33-9405, 33-33271, 33-21132, 33-50825, and 33-51859 on
Form S-3, and Number 2-72026, 2-61626, 2-98232, 33-16111, 33-38113, 33-35095,
33-43132, 33-45664, 33-45665, 33-61965, 33-55667, 33-55669, and 33-55671 on
Form S-8, of USF&G Corporation, of our report dated February 24, 1995, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the pre ceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of USF&G Corporation.



ERNST & YOUNG LLP

Baltimore, Maryland
March 30, 1995